Exhibit 4.1

BOISE CASCADE, L.L.C.

BOISE CASCADE FINANCE CORPORATION

6 3/8% Senior Notes due 2020

INDENTURE

Dated as of October 22, 2012

U.S. Bank National Association,

as Trustee

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(b)		7.08;	7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.05
(b)		11.03
(c)		11.03
313(a)		7.06
(b)	(1)	7.06
(b)	(2)	7.06
(c)		7.06	11.02
(d)		7.06
314(a)		4.02;	4.09;	4.14;	11.02
(b)		N.A.
(c)	(1)	11.04
(c)	(2)	11.04
(c)	(3)	N.A.
(d)		N.A.
(e)		11.05
(f)		N.A.
315(a)		7.01
(b)		7.05;	11.02
(c)		7.01
(d)		7.01
(e)		6.11
316(a)	(last sentence)	11.06
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		6.07
317(a)	(1)	6.08
(a)	(2)	6.09
(b)		2.04
318	(a)	11.01

N.A. means not applicable.

Note:                                          This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

ii

iii

iv

Rule 144A/Regulation S Appendix

Exhibit 1 to Appendix                                                                         —                                   Form of Initial Note

Exhibit A                                                                                                                                             —                                   Form of Exchange Note

Exhibit B                                                                                                                                             —                                   Form of Notation of Guarantee

v

INDENTURE dated as of October 22, 2012 by and among Boise Cascade, L.L.C., a Delaware limited liability company (“Boise Cascade”), Boise Cascade Finance Corporation, a Delaware corporation (“Boise Finance” and, together with Boise Cascade, the “Issuers”), Boise Cascade Holdings, L.L.C., a Delaware limited liability company that owns all of the outstanding capital stock of Boise Cascade (“Boise Holdings”), each other Guarantor (defined below) from time to time party hereto and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture:

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.           DEFINITIONS.

“Additional Assets” means:

(1)                                 any assets (other than working capital assets) used or useful in a Related Business;

(2)                                 the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Boise Cascade or a Restricted Subsidiary; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Notes” means Notes issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03 hereof, it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note, including any such Notes issued pursuant to a Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Boise Cascade or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)                                 any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Boise Cascade or a Restricted Subsidiary);

(2)                                 all or substantially all the assets of any division or line of business of Boise Cascade or any Restricted Subsidiary; or

(3)                                 any other assets of Boise Cascade or any Restricted Subsidiary outside of the ordinary course of business of Boise Cascade or such Restricted Subsidiary,

other than:

(A)                               a disposition between or among Boise Cascade and any Restricted Subsidiary;

(B)                               for purposes of Section 4.06 hereof only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 hereof and (ii) a disposition of all or substantially all the assets of Boise Cascade in accordance with Section 5.01 hereof;

(C)                               a disposition of assets or Capital Stock, as the case may be, with a fair market value of less than $10.0 million;

(D)                               a disposition of assets that are worn out, obsolete or damaged or no longer used or useful in the business of Boise Cascade or any Restricted Subsidiary, as the case may be, in the ordinary course of business;

(E)                                a disposition of cash or Temporary Cash Investments;

(F)                                 the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(G)                               a transfer or sale of Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary or to any other Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such Receivables or Related Assets in connection with a Qualified Receivables Transaction;

(H)                              the sale or lease of products, services or accounts receivable or the licensing of intellectual property, in each case in the ordinary course of business;

(I)                                   the sale of the Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(J)                                   the sale, transfer or other disposition of Hedging Obligations;

(K)                              any surrender or waiver of contract rights or settlement, release,

recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(L)                                any transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

(M)                            foreclosure on assets or transfers by reason of eminent domain; and

(N)                               disposition of an account receivable in connection with the collection or compromise thereof.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)                                 the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)                                 the sum of all such payments.

“Board of Directors” means (i) with respect to a Person that is a corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board of directors, (ii) with respect to a Person that is a limited liability company, the managing member or members or any controlling committee of members of such Person or (iii) with respect to any other Person, any equivalent governing body.

“Business Day” means each day that is not a Legal Holiday.

“Calculation Adjustments” means the adjustments described in the proviso to the first paragraph (including subparagraphs (1) through (7)), and the second and third paragraphs of the definition of “Consolidated Coverage Ratio.”

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10 hereof, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests and limited liability company units), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether presently or after the passage of time), directly or indirectly, of Capital Stock representing at least 50% of the aggregate Voting Stock of Boise Cascade or, prior to an initial public offering of Capital Stock of Boise Cascade or any of its direct or indirect parents, 50% of the aggregate Voting Stock of Boise Holdings;

(2)                                 the first day on which a majority of the members of the Board of Directors of Boise Cascade are not Continuing Directors;

(3)                                 the adoption of a plan relating to the liquidation or dissolution of Boise Cascade; or

(4)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Boise Cascade and the Restricted Subsidiaries on a Consolidated Basis, in each case, to any “person” (as defined in clause (1) above) other than a Wholly Owned Subsidiary or a Permitted Holder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any forward contract, swap, option, hedge or other similar financial instrument or arrangement designed to protect against or otherwise manage fluctuations in commodity prices and not entered into for speculative purposes.

“Consolidated Basis” means the consolidated financial data of Boise Cascade and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the Measurement Period to (b) Consolidated Interest Expense for such Measurement Period; provided, however, that:

(1)                                 if Boise Cascade or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an

Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)                                 if Boise Cascade or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Boise Cascade or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)                                 if since the beginning of such period Boise Cascade or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Boise Cascade or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Boise Cascade and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Boise Cascade and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)                                 if since the beginning of such period Boise Cascade or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, that constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period;

(5)                                 if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Boise Cascade or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Boise Cascade or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period;

(6)                                 if since the beginning of such period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, EBITDA and Consolidated Interest Expense shall be calculated as if such event had occurred on the first day of such period; and

(7)                                 the EBITDA and Consolidated Interest Expense of discontinued operations recorded on or after the date such operations are classified as discontinued in accordance with GAAP shall be excluded.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Boise Cascade. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Consolidated Interest Expense” means, for any period, the total interest expense of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis, plus, to the extent not included in such total interest expense, and to the extent Incurred by Boise Cascade or its Restricted Subsidiaries, without duplication:

(1)                                 interest expense attributable to Capital Lease Obligations;

(2)                                 amortization of debt discount and debt issuance cost;

(3)                                 capitalized interest;

(4)                                 non-cash interest expense;

(5)                                 commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)                                 net payments or receipts (if any) pursuant to Interest Rate Agreements;

(7)                                 dividends accrued in respect of all Disqualified Stock of any Issuer or Subsidiary Guarantor and all Preferred Stock of any Restricted Subsidiary that is not a Guarantor, in each case held by Persons other than Boise Cascade or a Restricted

Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of Boise Cascade);

(8)                                 interest Incurred in connection with Investments in discontinued operations;

(9)                                 interest accruing on any Indebtedness of any Person (other than Boise Cascade and its Restricted Subsidiaries) to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such Person or any Restricted Subsidiary of such Person; and

(10)                          the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Boise Cascade or a Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (a) the Total Consolidated Indebtedness as of the date of determination to (b) the aggregate amount of EBITDA for the Measurement Period; provided, however, that the calculation of the Consolidated Leverage Ratio shall give effect to the Calculation Adjustments, as applicable.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)                                 the cumulative effect of a change in accounting principles during such period shall be excluded,

(2)                                 any after-tax effect of extraordinary, non-recurring or unusual gains, losses charges or expenses shall be excluded,

(3)                                 any after-tax effect of gains or losses attributable to asset dispositions other than in the ordinary course of business and discontinued operations or disposal of discontinued operations, as determined in good faith by Boise Cascade, shall be excluded,

(4)                                 the net income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Boise Cascade shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(5)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A) hereof, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that (x) the net loss of any such Restricted Subsidiary shall be included therein and (y) Consolidated Net Income of Boise Cascade shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or cash equivalents to Boise Cascade or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(6)                                 any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(7)                                 any non-cash impairment charge or asset write-off, including, without limitation, non-cash impairment charges or asset write-offs related to intangible assets, long-lived assets or investment in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded, and

(8)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Boise Cascade, shall be excluded; provided, however, that such cash proceeds shall not increase the amount available for Restricted Payments under Section 4.04(a)(3) hereof.

Notwithstanding the foregoing, for the purpose of the covenant described under Section 4.04(a) hereof only (other than Section 4.04(a)(3)(D) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Boise Cascade and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Boise Cascade and its Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by Boise Cascade or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent that such amounts increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D) hereof.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Boise Cascade who (i) was a member of the Board of Directors of Boise Cascade on the date of this Indenture or (ii) was nominated for election or elected to the Board of Directors of Boise Cascade with the approval of a majority of the Continuing Directors who were members of the Board of Directors of Boise Cascade at the time of the nomination or election or was otherwise designated by a Permitted Holder.

“Credit Agreement” means the Credit Agreement dated as of July 13, 2011 by and among Boise Cascade, Boise Cascade Building Materials Distribution, L.L.C., Boise Cascade Wood Products, L.L.C., the lenders party thereto, Wells Fargo Capital Finance, LLC, as Administrative Agent, and Bank of America, N.A., as Syndication Agent, together with the related documents thereto (including the revolving loans thereunder and any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (including by adding Subsidiaries of Boise Cascade as additional borrowers or Guarantors thereunder), and any agreement (and related document) governing Indebtedness Incurred to Refinance (including one or more debt facilities, receivables financing facilities or commercial paper facilities or indentures with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of debt securities to institutional investors, or one or more Sale/Leaseback Transactions with counterparties thereto), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Boise Cascade or any Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)                                 is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)                                 the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.06 and 4.09 hereof; and

(2)                                 any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person. Boise Cascade may designate in an Officers’ Certificate delivered to the Trustee at the time of issuance any Preferred Stock of Boise Cascade or any Restricted Subsidiary that would not otherwise be “Disqualified Stock” to be Disqualified Stock for all purposes of this Indenture.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(1)                                 provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis paid or accrued during such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income;

(2)                                 Consolidated Interest Expense;

(3)                                 depreciation, depletion and amortization expense of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis (in each case excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

(4)                                 any management fees paid to Madison Dearborn Partners, LLC and/or its Affiliates in such period, not to exceed $2.0 million for any four-quarter period;

(5)                                 any fees, costs, charges and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Disposition, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated on or prior to the Issue Date, any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(6)                                 (A) all other non-cash charges of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis (in each case excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less (B) all non-cash items of income of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis (in each case other than accruals of revenue in the ordinary course of business and other than reversals (to the extent made without any payment in cash) of reserves previously excluded from clause (A));

(7)                                 the amount of any integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities;

(8)                                 the amount of (i) net cost savings and synergies projected by Boise Cascade in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been taken (in the good faith determination of Boise Cascade) and that are expected to be realized within 12 months of the date thereof in connection with future acquisitions and cost saving, restructuring and other similar initiatives (which cost savings shall be added to EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Consolidated Coverage Ratio”), (ii) salary, benefit and other direct savings resulting from workforce reductions by Boise Cascade or its Restricted Subsidiaries implemented during or reasonably expected (in the good faith determination of Boise Cascade) to be implemented within the 12 months following such period and (iii) severance or relocation costs or expenses of Boise Cascade or its Restricted Subsidiaries during such period; and

(9)                                 any proceeds from business interruption, casualty or liability insurance received by Boise Cascade or its Restricted Subsidiaries during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income and to the extent actually reimbursed (and not otherwise included in arriving at Consolidated Net Income), and any expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or merger involving Boise Cascade or any of its Subsidiaries;

in each case for such period; provided that the aggregate amount of such increases to EBITDA pursuant to clauses (7) and (8) above for any period shall not exceed the greater of $10.0 million or 10% of EBITDA for such period (calculated without giving effect to any adjustment pursuant to clauses (7) and (8)). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, amortization and depletion and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income for any purpose and, with respect to a Restricted Subsidiary that is not a Guarantor, only if a corresponding amount would be permitted at the date of determination to be dividended to an Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private primary offering of Capital Stock (other than Disqualified Stock) of Boise Cascade or of any direct or indirect parent company of Boise Cascade, the proceeds of which are contributed to the equity capital of Boise Cascade, other than (i) any public offering registered on Form S-8, (ii) issuances upon the exercise of options by the holders thereof and (iii) issuances to Boise Cascade or any Subsidiary of Boise Cascade.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to the Notes, in compliance with the terms of the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by Boise Cascade after the Issue Date from (i) contributions (other than from Boise Cascade or any Subsidiary of Boise Cascade) to its common equity capital and (ii) the sale (other than to Boise Cascade or any Subsidiary of Boise Cascade or any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Boise Cascade or any Subsidiary of Boise Cascade) of Capital Stock (other than Disqualified Stock) of Boise Cascade, in each case, designated as Excluded Contributions pursuant to an Officers’ Certificate.

“Existing Notes” means the 7 1/8 % Senior Subordinated Notes due 2014 issued pursuant to the indenture, dated October 29, 2004, by and among Boise Cascade, Boise Finance and U.S. Bank National Association, as trustee.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to Section 4.02 hereof, which shall be prepared in accordance with GAAP as in effect on the date thereof, except as provided below. At any time after adoption of IFRS by Boise Cascade for its financial statements and reports for all financial reporting purposes, Boise Cascade may elect to apply IFRS for all purposes of this Indenture, in lieu of United States GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after any such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to Boise Cascade’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Boise Cascade shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition shall not be treated as an incurrence of Indebtedness.

“Guarantee” means a guarantee of all the obligations under this Indenture and the Notes.

“Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Issuers’ obligations with respect to the Notes on the terms provided for in this Indenture.

“Guarantor” means any Person that issues a Guarantee of the Notes, either on the Issue Date or after the Issue Date, in accordance with the terms of this Indenture; provided that, upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03 hereof:

(1)                                 amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)                                 the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3)                                 the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)                                 all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)                                 all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)                                 all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)                                 the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)                                 all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)                                 all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

(8)                                 to the extent not otherwise included in this definition, Hedging Obligations and Receivables Financings of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of Boise Cascade.

“Initial Notes” means the $250,000,000 aggregate principal amount of Notes issued on the Issue Date.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Barclays Capital Inc. and Wells Fargo Securities, LLC.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If Boise Cascade or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Boise Cascade or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by Boise Cascade or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Boise Cascade or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04 hereof:

(1)                                 “Investment” shall include the portion (proportionate to Boise Cascade’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Boise Cascade at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Boise Cascade shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Boise Cascade’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Boise Cascade’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Boise Cascade.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or if the applicable securities are not then rated by Moody’s or Standard & Poor’s an equivalent rating by any other Rating Agency.

“Issue Date” means October 22, 2012.

“Issuers” means, except as set forth in Section 4.13 hereof, each of the parties named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Make-Whole Amount” means in connection with any optional redemption of any Note prior to November 1, 2015, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (A) the aggregate present value as of the date of such redemption of the redemption price of such Note on November 1, 2015 (as set forth in the table in paragraph 5(a) of the Note) and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such Note through November 1, 2015 if such redemption had not been made, determined by discounting, on a semiannual basis, such redemption price and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.50%, from the respective dates on which such redemption price and interest would have been payable if such redemption had not been made, over (B) the principal amount of the Note being redeemed.

“Management Investors” means those executive officers of Boise Cascade owning any Capital Stock directly or indirectly in Boise Cascade or any direct or indirect parent company of Boise Cascade on or prior to the Issue Date.

“Measurement Period” means, with respect to any date of determination, the period of the most recent four consecutive fiscal quarters ended prior to such date of determination for which internal financial statements are available.

“Members” means the holders of the Capital Stock of Boise Cascade.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration or any Designated Non-cash Consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)                                 all accounting, investment banking, legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)                                 all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                 all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)                                 the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Boise Cascade or any Restricted Subsidiary after such Asset Disposition; and

(5)                                 any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds in the escrow that is released to Boise Cascade or any Restricted Subsidiary.

“Net Cash Proceeds” means the aggregate cash proceeds and cash equivalents received by Boise Cascade or any of its Restricted Subsidiaries in respect of any Asset Disposition, including any cash and cash equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Disposition but excluding the assumption of any Indebtedness by the acquiring Person or other consideration received in any non-cash form, net of the direct costs relating to such Asset Disposition and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets (other than as required by Section 4.06(a)(3) hereof) and any deduction of appropriate amounts to be provided by Boise Cascade or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Boise Cascade or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction..

“Net Fair Market Value,” with respect to any non-cash property received by Boise Cascade in respect of the issuance or sale of its Capital Stock, means the fair market value of such property, determined as provided in Section 4.04(a) hereof, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Public Indebtedness” means:

(1)                                 Indebtedness represented by promissory notes or similar evidence of Indebtedness under bank loans or similar financing agreements, including private placements to insurance companies, mezzanine lenders, strategic investors and private-equity sponsors; and

(2)                                 any other Indebtedness; provided that it (A) is not listed, quoted or tradeable on any exchange or market, including any market for securities eligible for resale pursuant to Rule 144A under the Securities Act; (B) is not issued or sold by means of any prospectus, offering memorandum (but not an information memorandum of the type used in a bank syndication); (C) is not marketed in an underwritten securities offering and (D) if placed with or through an agent, the agent does not place it with its high-yield bond accounts.

“Notes” means the 6 3/8% Senior Notes due 2020 issued pursuant to this Indenture, including the Initial Notes, any Additional Notes and any Exchange Notes, treated as a single class.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the final offering memorandum dated October 17, 2012 and used in connection with the offering of the Notes.

“Officer” means the Chairman of the Board, the President, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of Boise Cascade and Boise Finance, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Boise Cascade or the Trustee.

“Permitted Asset Swap” means any transfer of properties or assets by Boise Cascade or a Restricted Subsidiary in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Related Business; provided that (i) the aggregate fair market value of the property or assets being transferred (as determined in good faith by the Board of Directors of Boise Cascade if such fair market value exceeds $10.0 million, or an Officer of Boise Cascade if the fair market value is less than or equal to $10.0 million) by Boise Cascade or a Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received (as determined in good faith by the Board of Directors of Boise Cascade if such fair market value exceeds $10.0 million, or an Officer of Boise Cascade if the fair market value is less than or equal to $10.0 million) by Boise Cascade or such Restricted Subsidiary in such exchange and (ii) the aggregate fair market value of all property or assets transferred by Boise Cascade and any Restricted Subsidiary in any such transfer, together with the aggregate fair market value of property or assets transferred in all prior Permitted Asset Swaps, shall not exceed 10.0% of Total Assets at the time of such transfer.

“Permitted Bank Product Obligations” means all Obligations of Boise Cascade or any Restricted Subsidiary incurred in the ordinary course of business, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, that may arise under, out of or in connection with any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements, to any person that is or was a lender (or an affiliate thereof) or the administrative agent (or an affiliate thereof) under a credit agreement at the time the agreements or arrangements in respect of such services were entered into.

“Permitted Holders” means (i) Madison Dearborn Partners, LLC and its Affiliates (other than portfolio companies), (ii) the Management Investors, (iii) any Related Party of a Person referred to in clauses (i) and (ii), and (iv) solely with respect to clause (1) of the definition of “Change of Control,” any party to the Securityholders Agreement; provided in the case of this clause (iv) that Madison Dearborn Partners, LLC or any Related Party of Madison Dearborn Partners, LLC is also a party to the Securityholders Agreement and any such other party to the Securityholders Agreement is not the beneficial owner (giving effect to any Voting Stock that may be deemed to be beneficially owned by any Person pursuant to Rule 13d-3 or 13d-5 under the Exchange Act) of more of the total voting power of the Voting Stock of Boise Cascade than

Madison Dearborn Partners, LLC and its Related Parties (in each case without giving effect to any Voting Stock that may be deemed to be beneficially owned by any Person pursuant to Rules 13d-3 or 13d-5 under the Exchange Act as a result of the terms of the Securityholders Agreement). Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity shall be treated as “beneficially owned” by such Permitted Holder.

“Permitted Investment” means:

(1)                                 any Investment in Boise Cascade, a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)                                 an Investment in another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Boise Cascade or a Restricted Subsidiary (other than Boise Finance); provided, however, that such Person’s primary business is a Related Business;

(3)                                 cash and Temporary Cash Investments;

(4)                                 receivables owing to Boise Cascade or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Boise Cascade or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 loans, Guarantees of loans, advances or other extensions of credit to officers, former officers, employees, former employees, directors, former directors or consultants of Boise Cascade or a Restricted Subsidiary for the purpose of permitting such Persons to purchase Capital Stock of Boise Cascade or any direct or indirect parent of Boise Cascade, as the case may be, not to exceed $20.0 million in the aggregate outstanding at any time;

(7)                                 stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Boise Cascade or any Restricted Subsidiary or in satisfaction of judgments;

(8)                                 any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 hereof or (B) a disposition of assets not constituting an Asset Disposition;

(9)                                 an Investment in any Person where such Investment was acquired by Boise Cascade or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by Boise Cascade or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (B) as a result of a foreclosure by Boise Cascade or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (C) in settlement, compromise or resolution of litigation, arbitration or other disputes;

(10)                          an Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Boise Cascade or any Restricted Subsidiary;

(11)                          Investments consisting of Hedging Obligations otherwise permitted under Section 4.03 hereof;

(12)                          Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(13)                          any Investment acquired solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of Boise Cascade;

(14)                          any Investment to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(15)                          any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

(16)                          loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, Incurred in the ordinary course of business not to exceed $3.0 million in the aggregate at any time; and

(17)                          Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (17) and outstanding on the date such Investment is made, do not exceed the greater of (i) $35.0 million and (ii) 3.75% of Total Assets.

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (17) above, or is otherwise entitled to be incurred or made pursuant to Section 4.04 hereof, Boise Cascade shall be entitled to classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or under Section 4.04 hereof.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)                                 Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuers in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Boise Cascade or any Restricted Subsidiary to provide collateral to the depository institution;

(3)                                 Liens for taxes, assessments or other governmental charges not yet due and payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4)                                 Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)                                 minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                 Liens securing Purchase Money Indebtedness Incurred pursuant to Section 4.03(b)(14) hereof; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached;

(7)                                 Liens to secure Indebtedness equal to the greater of: (i) the amount of Indebtedness permitted under Section 4.03(b)(1) hereof or (ii) an amount equal to 3.50 times EBITDA for the most recent four consecutive fiscal quarters ended for which internal financial statements are available, giving effect to the Calculation Adjustments;

(8)                                 Liens existing on the Issue Date (other than under the Credit Agreement);

(9)                                 Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)                          Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)                          Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12)                          Liens on the assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary Incurred pursuant to Section 4.03(b)(16) hereof;

(13)                          Liens on Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(14)                          Liens securing Hedging Obligations permitted under this Indenture;

(15)                          Liens on property that is the subject of a Sale/Leaseback Transaction securing Attributable Debt in respect of such Sale/Leaseback Transaction Incurred pursuant to Section 4.03(b)(18) hereof;

(16)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17)                          Liens imposed pursuant to licenses, sublicenses, leases and subleases (including, but not limited to, landlords’ Liens) that do not materially interfere with the ordinary conduct of the business of Boise Cascade or any of its Restricted Subsidiaries;

(18)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Boise Cascade and its Restricted Subsidiaries in the ordinary course of business;

(19)                          Liens in favor of Boise Cascade or any Subsidiary Guarantor or Liens on assets of a Restricted Subsidiary of Boise Cascade that is not a Guarantor in favor solely of another Restricted Subsidiary of Boise Cascade that is not a Guarantor;

(20)                          judgment Liens not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(21)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(22)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Boise Cascade or any of its Restricted Subsidiaries in the ordinary course of business;

(23)                          Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (23), does not exceed $25.0 million;

(24)                          Liens incurred to secure cash management services in the ordinary course of business; and

(25)                          Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:

(A)                               such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B)                               the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time that the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06 hereof. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Payments to Parent” means the declaration and payment of dividends by Boise Cascade to, or the making of loans to, any direct or indirect parent company of Boise Cascade in amounts required for such direct or indirect parent companies to pay, in each case, without duplication:

(1)                                 franchise and excise taxes and other fees, taxes and expenses, in each case to the extent required to maintain their corporate existence;

(2)                                 customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Boise Cascade to the extent that such salaries, bonuses and other benefits are directly attributable to the ownership or operation of Boise Cascade and its Restricted Subsidiaries;

(3)                                 general corporate operating and overhead costs and expenses of any direct or indirect parent company of Boise Cascade to the extent that such costs and expenses are directly attributable to the ownership or operation of Boise Cascade and its Restricted Subsidiaries; and

(4)                                 fees and expenses (other than to Affiliates of Boise Cascade) related to any unsuccessful equity or debt offering of such parent company;

provided, however, that the aggregate amount of such payments made pursuant to clauses (2) through (4) above included as Permitted Payments to Parent shall not exceed $5.0 million in any fiscal year or, following any initial public offering of Capital Stock of Boise Holdings, $10.0 million in any fiscal year.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note that is due or overdue or is to become due at the relevant time.

“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting Boise Cascade’s principal corporate office, any manufacturing plant, or any manufacturing, distribution or research facility (in each case, whether now owned or hereafter acquired) which is owned or leased by Boise Cascade or any Restricted Subsidiary, unless Boise Cascade’s Board of Directors has determined in good faith that such office, plant or facility is not of material importance to the total business conducted by Boise Cascade and its Subsidiaries taken as a whole.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by Boise Cascade or a Restricted Subsidiary of such asset (whether through the direct purchase of such asset or the purchase of the Capital Stock of any Person owning such asset), including additions and improvements, in each case in the ordinary course of business; provided, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Boise Cascade or any Restricted Subsidiary pursuant to which Boise Cascade or any Restricted Subsidiary may sell, convey, contribute to capital or otherwise transfer to a Receivables Subsidiary, or may grant a security interest in and/or pledge, any Receivables or interests therein and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any Guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), which transfer, grant of security interest or pledge is funded in whole or in part, directly or indirectly, by the Incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests, or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in Receivables and Related Assets, it being understood that a Qualified Receivables Transaction may involve:

(1)                                 one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and

(2)                                 periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, and provided that:

(A)                               the Board of Directors of Boise Cascade or any Restricted Subsidiary that is party to such Qualified Receivables Transaction shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Boise Cascade or such Restricted Subsidiary as applicable, and the Receivables Entity, and

(B)                               the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of Boise Cascade or any Restricted Subsidiary that is party to such Qualified Receivables Transaction).

The grant of a security interest in any accounts receivable of Boise Cascade or any of Restricted Subsidiary to secure Indebtedness Incurred pursuant to the Credit Agreement shall not be deemed a Qualified Receivables Transaction.

“Rating Agency” means Standard & Poor’s and Moody’s or, if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors of Boise Cascade) that shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Boise Cascade or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Boise Cascade or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of engaging in, and that solely engages only in, one or more Receivables Facilities and other activities reasonably related thereto.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Boise Cascade or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)                                 (a) if the Stated Maturity of the Indebtedness being Refinanced is earlier than the Stated Maturity of the Notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Notes;

(2)                                 such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)                                 such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)                                 if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of Boise Cascade that is not a Guarantor or Issuer that Refinances Indebtedness of Boise Cascade or (B) Indebtedness of Boise Cascade or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated October 22, 2012 by and among the Initial Purchasers, the Issuers and the Guarantors and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Guarantors and the initial purchasers of such Additional Notes.

“Related Business” means any business in which Boise Cascade or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Related Party” means (a) with respect to Madison Dearborn Partners, LLC, (i) any investment fund controlled by or under common control with, Madison Dearborn Partners, LLC, and any officer, director or employee of Madison Dearborn Partners, LLC, and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above; and (b) with respect to any officer or employee of Boise Holdings or any of its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer or employee and (ii) any trust, corporation, partnership or other entity, of which an 80% or more controlling interest is held by beneficiaries, stockholders, partners or owners who are the officer or employee, any of the persons described in clause (b)(i) above or any combination of these identified relationships.

“Representative” means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” with respect to any Person means:

(1)                                 the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to Boise Cascade or a Restricted Subsidiary, (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) and (D) dividends or distributions of shares of Capital Stock of, or Indebtedness owed to Boise Cascade or any Restricted Subsidiary by, Unrestricted Subsidiaries);

(2)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of Boise Cascade held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Boise Cascade that is not Disqualified Stock);

(3)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Issuers or any Subsidiary Guarantor (other than (A) from Boise Cascade or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)                                 the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means Boise Finance and any Subsidiary of Boise Cascade that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Boise Cascade or a Restricted Subsidiary on the Issue Date or thereafter acquired by Boise Cascade or a Restricted Subsidiary whereby Boise Cascade or a Restricted Subsidiary transfers such property to a Person and Boise Cascade or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securityholders Agreement” means the Securityholders Agreement dated October 29, 2004 by and among the holders of the Capital Stock of Boise Holdings, as in effect on the Issue Date and giving effect to any amendment thereto (including an amendment to add additional parties) that is not materially less favorable to the Holders.

“Senior Indebtedness” means with respect to any Person:

(1)                                 Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)                                 all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person; provided, however, that Senior Indebtedness shall not include:

(1)                                 any obligation of such Person to Boise Cascade or any of their Subsidiaries;

(2)                                 any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)                                 any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)                                 any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)                                 that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of this Indenture (provided that the lenders under the Credit Agreement may rely on a written representation of Boise Cascade made at the time of an Incurrence of Indebtedness thereunder (or deemed made at such time pursuant to the Credit Agreement) that the Indebtedness so Incurred shall constitute “Senior Indebtedness” for purposes of this Indenture, and the Indebtedness so Incurred under the Credit Agreement shall not fail to qualify as “Senior Indebtedness” pursuant to this clause (5) as a result of such reliance).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Boise Cascade within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC; provided that, solely for purposes of Section 4.02 hereof, 5% shall be substituted for 10% for purposes of such definition.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the

Parent or any Subsidiary of the Parent (other than a Receivables Subsidiary) which are customary in connection with any Qualified Receivables Transaction.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Statistical Release” means the statistical release “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Trustee.

“Subordinated Obligation” means, with respect to a Person, and with respect to the Notes, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guarantee of such Person pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)                                 such Person;

(2)                                 such Person and one or more Subsidiaries of such Person; or

(3)                                 one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of Boise Cascade that Guarantees the Notes pursuant to the terms of this Indenture.

“Tax Distributions” shall mean cash distributions by Boise Cascade to the Members in respect of its Capital Stock for the purpose of providing the Members with funds to pay the tax liability attributable to their shares of the taxable income of Boise Cascade and its Restricted Subsidiaries and, to the extent of the amount actually received from any Unrestricted Subsidiaries, an amount required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries.

“Temporary Cash Investments” means any of the following:

(1)                                 any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)                                 investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)                                 repurchase obligations for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)                                 investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of Boise Cascade) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5)                                 investments in securities with maturities of 365 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s;

(6)                                 Indebtedness issued by Persons (other than Madison Dearborn Partners, LLC or any of its Affiliates) with a rating of “A” or higher by Standard & Poor’s or “A-2” or higher by Moody’s with maturities not exceeding two years from the date of acquisition; and

(7)                                 investments in money market funds that invest at least 95% of their assets in securities of the types described in clauses (1) through (6) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“Total Assets” as of any date of determination means the total consolidated assets, less applicable depreciation, amortization and other valuation reserves, as shown on the most recent balance sheet of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis.

“Total Consolidated Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness (other than Indebtedness in respect of any Qualified Receivables Transaction, Attributable Debt and Hedging Obligations) of Boise Cascade and its Restricted Subsidiaries on a Consolidated Basis, in each case outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Statistical Release that has become publicly available at least two Business Days prior to the redemption date, equal to the period from the redemption date to November 1, 2015. If no maturity exactly corresponds to such period, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of Boise Cascade that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Boise Cascade in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Boise Cascade may designate any Subsidiary of Boise Cascade (other than Boise Finance) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or (except in the case of a Receivables Subsidiary) holds any Lien on any property of, Boise Cascade or any other Subsidiary of Boise Cascade that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 hereof.

The Board of Directors of Boise Cascade may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) either (i) Boise Cascade could Incur $1.00 of additional Indebtedness under Section 4.03(a) hereof or (ii) the Consolidated Coverage Ratio would be greater immediately following such designation than immediately prior to such designation and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Boise Cascade shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Boise Cascade giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by Boise Cascade or one or more other Wholly Owned Subsidiaries.

SECTION 1.02.           OTHER DEFINITIONS.

Term	Defined in Section
“Affiliate Transaction”	4.07	(a)
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Boise Finance”	Preamble
“Boise Cascade”	Preamble
“Boise Holdings”	Preamble
“Change of Control Offer”	4.09	(b)
“covenant defeasance option”	8.01	(b)
“Covenant Termination Date”	4.16	(b)

Term	Defined in Section
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	10.01	(a)
“Initial Lien”	4.10
“Issuers”	Preamble
“legal defeasance option”	8.01	(b)
“Offer”	4.06	(b)
“Offer Amount”	4.06	(c)(1)
“Offer Period”	4.06	(c)(1)
“Paying Agent”	2.03
“Purchase Date”	4.06	(c)
“Refinancing Disqualified Stock”	4.04	(b)(9)(B)
“Registrar”	2.03
“Successor Company”	5.01	(a)(1)

SECTION 1.03.           INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Issuers, each Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.           RULES OF CONSTRUCTION.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including without limitation;

(5)                                 words in the singular include the plural and words in the plural include the singular;

(6)                                 unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)                                 secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)                                 the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)                                 the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10)                          all references to the date the Notes were originally issued shall refer to the Issue Date.

Article 2

THE NOTES

SECTION 2.01.           FORM AND DATING.  Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02.           EXECUTION AND AUTHENTICATION.  Two Officers shall sign the Notes for the Issuers by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $250 million of Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 hereof after the Issue Date, shall certify that such issuance is in compliance with Section 4.03 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.           REGISTRAR AND PAYING AGENT.  The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Issuers or any Wholly Owned Subsidiary of an Issuer incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee as Registrar and Paying Agent.

SECTION 2.04.           PAYING AGENT TO HOLD MONEY IN TRUST.  Prior to each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Issuers or a Subsidiary of an Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.           NOTEHOLDER LISTS.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06.           TRANSFER AND EXCHANGE.  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture, including the Appendix hereto, and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07.           REPLACEMENT NOTES.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional Obligation of the Issuers.

SECTION 2.08.           OUTSTANDING NOTES.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.           TEMPORARY NOTES.  Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

SECTION 2.10.           CANCELLATION.  The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.           DEFAULTED INTEREST.  If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on the Notes in any lawful manner. The Issuers may pay the defaulted interest on the Notes to the Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.           CUSIP NUMBERS, ISINS, ETC.  The Issuers in issuing the Notes may use “CUSIP” numbers, “ISINs” and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, “ISINs” and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any “CUSIP” numbers, “ISINs” or “Common Code” numbers applicable to the Notes.

SECTION 2.13.           ISSUANCE OF ADDITIONAL NOTES.  After the Issue Date, the Issuers shall be entitled, subject to its compliance with Section 4.03 hereof, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.

With respect to any Additional Notes, the Issuers shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 hereof that the Issuers are relying on to issue such Additional Notes;

(2)                                 the series, the issue price and the issue date of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3)                                 whether such Additional Notes shall be Initial Notes or shall be issued in the form of Exchange Note as set forth in Exhibit A hereto.

SECTION 2.14.           SERIES OF NOTES.  All of the Notes issued under this Indenture (including any Additional Notes) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

Article 3

REDEMPTION

SECTION 3.01.           NOTICES TO TRUSTEE.  If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.           SELECTION OF NOTES TO BE REDEEMED.  If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata to the extent practicable. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000.

Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03.           NOTICE OF REDEMPTION.  At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                 if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6)                                 that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of Section 5 of the Notes pursuant to which the Notes called for redemption are being redeemed;

(8)                                 the “CUSIP” number, “ISIN” or “Common Code” number, if any, printed on the Notes being redeemed; and

(9)                                 that no representation is made as to the correctness or accuracy of the “CUSIP” number, “ISIN” or “Common Code” number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

SECTION 3.04.           EFFECT OF NOTICE OF REDEMPTION.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Notes shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.           DEPOSIT OF REDEMPTION PRICE.  Prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation.

SECTION 3.06.           NOTES REDEEMED IN PART.  Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Article 4

COVENANTS

SECTION 4.01.           PAYMENT OF NOTES.  The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.           SEC REPORTS.  Notwithstanding that Boise Cascade may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Boise Cascade shall furnish to the Trustee and the Holders and, after the completion of any exchange offer (or, if in lieu thereof, the effectiveness of any shelf registration statement) in respect of the Notes, shall file with the SEC (to the extent the SEC will accept such filings) such annual reports and such information, documents and other reports as are specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation that is a “non-accelerated filer” subject to such Sections (including, for avoidance of doubt, a quarterly report for the quarter ended September 30, 2012), such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that Boise Cascade shall not be required to furnish or file any such reports with the SEC until the later of 45 days following the issuance of the Notes and the date any such report is required to be filed; provided that such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by Boise Cascade if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and the Holders with such registration statement (and any amendments thereto) promptly following the filing thereof.

At any time that any of Boise Cascade’s Subsidiaries (other than any Subsidiary of Boise Cascade that is not then consolidated with Boise Cascade under GAAP) are Unrestricted Subsidiaries that individually or collectively constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of Boise Cascade and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

Notwithstanding the foregoing, so long as Boise Holdings is a Guarantor and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of Boise Cascade, be filed by and be those of Boise Holdings rather than Boise Cascade; provided that the same are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Boise Holdings, on the one hand, and the information relating to Boise Cascade and its Restricted Subsidiaries on a stand alone basis, on the other hand.

In addition, the Issuers shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes are not freely transferable under the Securities Act.

To the extent applicable, the Issuers also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.03.           LIMITATION ON INDEBTEDNESS.

(a)                                 Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that Boise Cascade and the Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be at least 2.0 to 1; provided further that Restricted Subsidiaries that are not Guarantors may not Incur Indebtedness pursuant to this Section 4.03(a) if, after giving pro forma effect to such Incurrence, the aggregate amount of Indebtedness of Restricted Subsidiaries that are not Guarantors Incurred pursuant to this Section 4.03(a) would exceed $25.0 million.

(b)                                 Paragraph (a) shall not prohibit the Incurrence by any of Boise Cascade or its Restricted Subsidiaries of any or all of the following Indebtedness:

(1)                                 Indebtedness Incurred by Boise Cascade and the Restricted Subsidiaries pursuant to the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of:

(A)                               $300 million, and

(B)                               the sum of (x) 85% of the amounts of all accounts receivable owned by Boise Cascade and its Restricted Subsidiaries at the end of the most recent fiscal quarter and (y) 70% of the amounts of all inventory owned by Boise Cascade and its Restricted Subsidiaries at the end of the most recent fiscal quarter, in each case plus (in the case of any Refinancing) the aggregate amount of fees, underwriting discounts, premiums, prepayment penalties and other costs and expenses Incurred in connection with the Refinancing, less (x) the sum of all permanent repayments of principal with respect to such Indebtedness pursuant to Section

4.06(a)(3)(A) hereof and (y) the aggregate principal amount of Indebtedness Incurred under Section 4.03(b)(15) hereof then outstanding;

(2)                                 Indebtedness owed to and held by Boise Cascade or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if an Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (C) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Guarantee;

(3)                                 the Notes and the Exchange Notes (other than any Additional Notes), including in each case any Guarantee thereof by a Subsidiary Guarantor;

(4)                                 Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

(5)                                 Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Boise Cascade or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Boise Cascade or a Restricted Subsidiary); provided that, on the date of such acquisition and after giving pro forma effect thereto, (A) Boise Cascade would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) hereof or (B) the Consolidated Coverage Ratio of Boise Cascade and the Restricted Subsidiaries would have been equal to or greater than the Consolidated Coverage Ratio immediately prior to such acquisition or merger;

(6)                                 Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) hereof or pursuant to clause (3), (4), (5) or (19) of this Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7)                                 Hedging Obligations that are Incurred for bona fide hedging purposes of Boise Cascade and its Restricted Subsidiaries (and not for speculative purposes) and Permitted Bank Product Obligations;

(8)                                 Obligations in respect of customs, stay, appeal, performance, bid and surety bonds and other similar types of bonds and performance and completion guarantees and other obligations of a like nature provided by or on behalf of Boise Cascade or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business;

(9)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10)                          Indebtedness consisting of the Guarantee of a Guarantor (including any Guarantee with respect to the Exchange Notes) and any Guarantee by Boise Cascade or any Guarantor of Indebtedness (other than any Indebtedness Incurred by a Restricted Subsidiary that is not a Guarantor pursuant to Section 4.03(b) (5), (15), (16) or (18) hereof) of any of Boise Cascade or its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by Boise Cascade or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Senior Indebtedness of the borrower then any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Senior Indebtedness of the Person Guaranteeing such Indebtedness;

(11)                          the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(12)                          Indebtedness arising from agreements of Boise Cascade or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of Boise Cascade or any Restricted Subsidiary (contingent obligations referred to in a note to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Boise Cascade and the Restricted Subsidiaries in connection with such disposition;

(13)                          Indebtedness consisting of Guarantees of loans or other extensions of credit made to or on behalf of officers, directors, employees or consultants of Boise Cascade or a Restricted Subsidiary for the purpose of permitting such Persons to purchase Capital Stock of Boise Cascade or any direct or indirect parent of Boise Cascade, as the case may be, in an amount not to exceed $5.0 million at any one time outstanding;

(14)                          Purchase Money Indebtedness Incurred by Boise Cascade or a Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount that, when added together with the amount of

Indebtedness Incurred pursuant to this clause (14) and then outstanding, does not exceed the greater of (A) $50.0 million or (B) 5% of Total Assets at the date of determination;

(15)                          Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to Boise Cascade or any other Restricted Subsidiary (except for Standard Securitization Undertakings); provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (15) and then outstanding does not exceed, when aggregated with all Indebtedness outstanding under clause (1) of this Section 4.03(b), the maximum amount permitted under clause (1) of this Section 4.03(b);

(16)                          Indebtedness Incurred by a Foreign Subsidiary in an aggregate principal amount that, when added together with the amount of Indebtedness Incurred pursuant to this clause (16) and then outstanding, does not exceed $25.0 million;

(17)                          Indebtedness of an Issuer or of any Subsidiary Guarantor in an aggregate principal amount that, when taken together with all other Indebtedness Incurred pursuant to this clause (17) and then outstanding, does not exceed the greater of (A) $75.0 million or (B) 5% of Total Assets at the date of determination;

(18)                          Attributable Debt in an aggregate principal amount that, when taken together with all other Attributable Debt Incurred pursuant to this clause (18) and then outstanding, does not exceed $50.0 million; provided that on the date of each Incurrence of such Attributable Debt, after giving pro forma effect thereto the Consolidated Coverage Ratio would be equal to or greater than the Consolidated Coverage Ratio immediately prior to the Incurrence of such Attributable Debt;

(19)                          Indebtedness of Boise Cascade or Non-Public Indebtedness of any Restricted Subsidiary Incurred in connection with the acquisition of all of the Capital Stock of a Person that becomes a Restricted Subsidiary or all or substantially all of the assets of an entity, in each case engaged in a Related Business, up to an amount equal to 100% of the Net Cash Proceeds received by Boise Cascade from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock) since the Issue Date; provided, however, that any such Net Cash Proceeds that are so received (i) shall be excluded for purposes of making Restricted Payments under Section 4.04(a)(3)(B) hereof and Sections 4.04(b)(1) and (b)(3) hereof and (ii) shall not constitute Excluded Contributions;

(20)                          Indebtedness incurred by Boise Cascade or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(21)                          Indebtedness of Boise Cascade or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(22)                          Indebtedness of Boise Cascade or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease all of the Notes pursuant to Article 8; and

(23)                          Indebtedness of Boise Cascade or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business.

(c)                                  For purposes of determining compliance with this Section 4.03:

(1)                                 any Indebtedness Incurred under the Credit Agreement on the Issue Date shall be treated as Incurred under clause (1) of paragraph (b) above;

(2)                                 in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, Boise Cascade, in its sole discretion, shall classify such item of Indebtedness or any portion thereof at the time of Incurrence, and may later reclassify such item of Indebtedness or any portion thereof (other than as set forth in clause (c)(1) above), and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; and

(3)                                 Boise Cascade shall be entitled to divide and classify (and reclassify) an item of Indebtedness in more than one of the types of Indebtedness described above.

(d)                                 For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

(e)                                  For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as they were Incurred by a Person that could have Incurred such Indebtedness pursuant to this Section 4.03.

SECTION 4.04.           LIMITATION ON RESTRICTED PAYMENTS.

(a)                                 Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time Boise Cascade or such Restricted Subsidiary makes such Restricted Payment:

(1)                                 a Default shall have occurred and be continuing (or would result therefrom);

(2)                                 Boise Cascade is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) hereof; or

(3)                                 the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A)                               50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2012 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)                               100% of the aggregate Net Cash Proceeds, and 100% of the aggregate Net Fair Market Value of property other than cash, in each case received by Boise Cascade from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) Excluded Contributions, (ii) an issuance or sale to Boise Cascade or a Subsidiary of Boise Cascade and (iii) an issuance or sale to an employee stock ownership plan or to a trust established by Boise Cascade or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution (other than Excluded Contributions), and 100% of the fair market value of a capital contribution of property other than cash, in each case received by Boise Cascade from its equity holders subsequent to the Issue Date; plus

(C)                               the amount by which Indebtedness (other than Indebtedness owed to Boise Cascade or any of its Subsidiaries) of Boise Cascade is reduced on Boise Cascade’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of Boise Cascade for Capital Stock (other than Disqualified Stock) of Boise Cascade (less the amount of any cash, or the fair market value of any other property, distributed by Boise Cascade upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by Boise Cascade or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to Boise Cascade or to a Subsidiary of Boise Cascade or to an employee stock ownership plan or to a trust established by Boise Cascade or any of its Subsidiaries for the benefit of their employees); plus

(D)                               100% of the aggregate amount received in cash by Boise Cascade or any Restricted Subsidiary and the fair market value of property other than cash received by Boise Cascade or any Restricted Subsidiary, in each case subsequent to the Issue Date, from:

(i)                                     the sale or other disposition (other than to Boise Cascade or any of its Subsidiaries) of Investments (other than Permitted Investments) made by Boise Cascade or any of its Restricted Subsidiaries and from repurchases and redemptions of such Investments (other than Permitted Investments) from Boise Cascade or any of its Restricted Subsidiaries by any Person (other than Boise Cascade or any of its Subsidiaries) and from repayments of loans or advances that constituted Investments (other than Permitted Investments) (except in each case to the extent the Investment was made pursuant to Section 4.04(b) hereof); and

(ii)                                  a dividend or distribution from an Unrestricted Subsidiary (solely to the extent not otherwise included in Consolidated Net Income); plus

(E)                                in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Boise Cascade or a Restricted Subsidiary, in each case subsequent to the Issue Date, the fair market value of the Investment of Boise Cascade or such Restricted Subsidiary in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (except in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b) hereof or constituted a Permitted Investment).

The fair market value of property other than cash covered by clauses (3)(B), (C), (D) and (E) above shall be determined in good faith by Boise Cascade and

(i)                                     in the event of property with a fair market value in excess of $5.0 million, shall be set forth in an Officers’ Certificate; and

(ii)                                  in the event of property with a fair market value in excess of $10.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of Boise Cascade.

(b)                                 The provisions of Section 4.04(a) hereof shall not prohibit:

(1)                                 any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Boise Cascade (other than Disqualified Stock and other than Capital Stock issued or sold to

Boise Cascade or a Subsidiary of Boise Cascade or an employee stock ownership plan or to a trust established by Boise Cascade or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by Boise Cascade from its equity holders; provided, however, that (A) such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.03(a)(3)(B) hereof shall not constitute Excluded Contributions or be used to Incur Indebtedness pursuant to Section 4.03(b)(19) hereof;

(2)                                 dividends or other distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or other distribution would have complied with this Section 4.04; provided, however, that such dividend or other distribution shall be included in the calculation of the amount of Restricted Payments;

(3)                                 so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of Boise Cascade, any direct or indirect parent of Boise Cascade or any of its Subsidiaries from any of their employees, former employees, officers, former officers, directors, former directors, consultants or former consultants (or permitted transferees of such employees, former employees, officers, former officers, directors, former directors, consultants or former consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Boise Cascade or any direct or indirect parent of Boise Cascade, as the case may be, under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $5.0 million in any calendar year; provided further that (a)(i) Boise Cascade may make in any calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions that otherwise would be permitted to be made pursuant to this clause (3) in any subsequent two years that end prior to the maturity of the Notes up to a maximum, together with any amounts carried forward in accordance with clause (a)(ii), of $15.0 million in any calendar year (and the amounts available in such subsequent years shall be correspondingly reduced) and (ii) Boise Cascade may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum, together with amounts for subsequent years described in clause (a)(i), of $15.0 million in any calendar year pursuant to this clause (3) and (b) such amount in any calendar year may be increased by (i) the cash proceeds of key man life insurance policies received by Boise Cascade and its Restricted Subsidiaries after the Issue Date and (ii) the aggregate cash proceeds received by Boise Cascade (or any direct or indirect parent of Boise Cascade to the extent the proceeds are contributed to the common equity capital of Boise Cascade) during that calendar year from any re-issuance of Capital Stock by Boise Cascade (or any direct or indirect parent of Boise Cascade) to employees, officers, directors or consultants of Boise Cascade and its Restricted

Subsidiaries (provided that such aggregate cash proceeds received upon re-issuance shall be excluded for purposes of making Restricted Payments under Section 4.04(a)(3)(B) and Section 4.04(b)(1) hereof and shall not constitute Excluded Contributions or be used to Incur Indebtedness under Section 4.03(b)(19) hereof, less any amount previously applied to the payment of Restricted Payments pursuant to this Section 4.04(b)(3) ; provided further, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments;

(4)                                 the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03 hereof; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded from the calculation of the amount of Restricted Payments;

(5)                                 repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants or similar stock-based instruments if such Capital Stock represents a portion of the exercise price of such options or in connection with a gross-up or tax withholding related to such Capital Stock; provided, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments;

(6)                                 cash payments in lieu of the issuance of fractional shares or limited liability company units in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Boise Cascade or any direct or indirect parent of Boise Cascade or in connection with a merger, consolidation, amalgamation or other combination involving Boise Cascade or any direct or indirect parent of Boise Cascade; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors of Boise Cascade); provided further, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments;

(7)                                 in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer with respect to the Notes as a result of such Change of Control and have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(8)                                 payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2) hereof; provided, however, that no Default has occurred and is continuing or otherwise would result therefrom; provided further, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments;

(9)                                 the acquisition or retirement of Disqualified Stock of Boise Cascade (other than from Boise Cascade or any of its Subsidiaries), either:

(A)                               solely in exchange for shares of Disqualified Stock of such Person; or

(B)                               through the application of net proceeds of a substantially concurrent sale of shares of Disqualified Stock of such Person (other than Disqualified Stock issued or sold to Boise Cascade or any of its Subsidiaries, or an employee stock ownership plan or a trust established by Boise Cascade or any of its Subsidiaries for the benefit of their employees or another Person to the extent such sale is financed by loans to such Person from or guaranteed by Boise Cascade or any of its Subsidiaries, unless such loans have been repaid with cash on or prior to the date of determination) (“Refinancing Disqualified Stock”); provided that:

(i)                                     the Refinancing Disqualified Stock does not mature or become mandatorily redeemable or subject to purchase pursuant to a sinking fund obligation, upon the occurrence of certain events or otherwise, earlier than the Disqualified Stock being acquired;

(ii)                                  the amount of all obligations with respect to the redemption, repayment or other repurchase of such Refinancing Disqualified Stock does not exceed the amount of all obligations with respect to the redemption, repayment or other repurchase of the Disqualified Stock being acquired (calculated in each case in accordance with the definition of “Indebtedness”); and

(iii)                               if the Disqualified Stock being acquired or retired is issued by a Restricted Subsidiary, such Refinancing Disqualified Stock shall be issued only by such Restricted Subsidiary;

and provided, further, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments;

(10)                          for so long as Boise Cascade is a pass-through or disregarded entity for United States Federal income tax purposes, Tax Distributions in respect of any taxable year of Boise Cascade equal to the product of (i) the amount of taxable income allocated to the Members for such taxable year, less the amount of taxable loss allocated to the Members for all prior taxable years beginning on or after January 1, 2012 (except to the extent such taxable losses have previously been taken into account under this provision), times (ii) the highest aggregate marginal statutory Federal, state and local income tax rate (determined taking into account the deductibility of state and local income taxes for Federal income tax purposes) to which any of the direct or indirect Members of Boise

Cascade who is an individual is subject for such year; and Boise Cascade shall be permitted to make such payments on a quarterly basis during such taxable year based on the best estimate of the chief financial officer of Boise Cascade of the amounts specified in clauses (i) and (ii) above; provided that, if the aggregate amount of the estimated Tax Distributions made in any taxable year of Boise Cascade exceeds the actual maximum amount of Tax Distributions for that year as finally determined, the amount of any Tax Distributions in the succeeding taxable year (or, if necessary, any subsequent taxable years) shall be reduced by the amount of such excess, and provided further that 50% of all Tax Distributions made shall be excluded, and 50% shall be included, in the calculation of the amount of Restricted Payments;

(11)                          Restricted Payments that are made with Excluded Contributions; provided, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments;

(12)                          Permitted Payments to Parent; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

(13)                          the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations of Boise Cascade or a Subsidiary Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Boise Cascade or a Subsidiary Guarantor, as the case may be, Incurred in accordance with this Indenture so long as:

(A)                               the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium to be paid, defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(B)                               such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(C)                               such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Obligations being so redeemed, repurchased, defeased, acquired or retired; and

(D)                               such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Obligations being so redeemed, repurchased, defeased, acquired or retired;

(14)                          Restricted Payments in an amount that, when taken together with all Restricted Payments made pursuant to this clause (14), does not exceed $100.0 million;

provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

(15)                          any Restricted Payments so long as the Consolidated Leverage Ratio, at the time of each such Restricted Payment, after giving pro forma effect to such Restricted Payment, is no greater than 3.50 to 1.00; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; and

(16)                          the payment, purchase, redemption, defeasance or other acquisition of Existing Notes.

For purposes of Sections 4.04(b)(1) and (b)(9)(B) hereof, a Restricted Payment shall be deemed to have been made substantially concurrently with a sale, contribution or Incurrence, as the case may be, if made or irrevocably committed to within 30 days of such sale, contribution or Incurrence.

For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (16) above, or is permitted pursuant to Section 4.04(a), Boise Cascade shall be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

SECTION 4.05.           LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.  Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Boise Cascade or any Restricted Subsidiary or pay any Indebtedness owed to Boise Cascade or any Restricted Subsidiary, (b) make any loans or advances to Boise Cascade or any Restricted Subsidiary or (c) transfer any of its property or assets to Boise Cascade or any Restricted Subsidiary, except:

(1)                                 any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement);

(2)                                 any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Capital Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Boise Cascade or any Restricted Subsidiary (other than Indebtedness Incurred or Capital Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Boise Cascade or any Restricted Subsidiary) and outstanding on such date;

(3)                                 any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Subsidiary or any Standard Securitization Undertaking, in each case in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary and Receivables and Related Assets;

(4)                                 any encumbrance or restriction arising by reason of applicable law, rule, regulation or order;

(5)                                 restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(6)                                 any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7)                                 any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions impose restrictions of the type described in clause (c) above on the lease or the property leased thereunder;

(8)                                 any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(9)                                 Purchase Money Indebtedness Incurred in compliance with Section 4.03 hereof;

(10)                          customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such joint venture or similar Person;

(11)                          any encumbrance or restriction contained in any Indebtedness Incurred by a Foreign Subsidiary in compliance with this Indenture that applies only to such Foreign Subsidiary;

(12)                          any encumbrance or restriction contained in any Indebtedness Incurred by Boise Cascade or a Restricted Subsidiary subsequent to the Issue Date pursuant to Section 4.03(b)(5), (7), (12), (17), (19) or (22) hereof; and

(13)                          any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Board of Directors of Boise Cascade, no more restrictive with respect to such dividend and other restrictions than those contained in the dividend or other restrictions prior to such amendment or refinancing.

SECTION 4.06.           LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

(a)                                 Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1)                                 Boise Cascade or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, (i) if such fair market value exceeds $10.0 million, as determined in good faith by the Board of Directors of Boise Cascade or (ii), if such fair market value is equal to or less than $10.0 million, as determined in good faith by an Officer of Boise Cascade;

(2)                                 in the case of Asset Dispositions that are not Permitted Asset Swaps, at least 75% of the consideration thereof received by Boise Cascade or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3)                                 an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Boise Cascade or such Restricted Subsidiary, as the case may be:

(A)                               to the extent Boise Cascade or such Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness) to prepay, repay, redeem or purchase Indebtedness under any Credit Agreement and Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary other than Indebtedness owed to Boise Cascade or an Affiliate of Boise Cascade) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)                               to the extent Boise Cascade or such Restricted Subsidiary, as the case may be, elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C)                               to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Boise Cascade or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any)

to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06, Boise Cascade and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $20.0 million.

Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents:

(1)                                 the assumption or discharge of Indebtedness of Boise Cascade or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of Boise Cascade or a Subsidiary Guarantor) and the release of Boise Cascade or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)                                 securities received by Boise Cascade or any Restricted Subsidiary from the transferee that are converted within 90 days by Boise Cascade or such Restricted Subsidiary into cash, to the extent of cash received in that conversion; and

(3)                                 any Designated Non-cash Consideration received by Boise Cascade or any Restricted Subsidiary in an Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) (unless such Designated Non-cash Consideration has been converted into cash, which cash shall be treated after such conversion as Net Available Cash), not to exceed 7.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.06(a)(3)(C) hereof, the Issuers shall purchase Notes tendered pursuant to an offer by the Issuers for the Notes (the “Offer”) at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) hereof. If the aggregate purchase price of the Notes tendered exceeds the Net Available Cash allotted to their purchase, the Issuers shall select the securities to be purchased on a pro rata basis but in round denominations, which shall be denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the securities purchased pursuant to such offer in accordance with this Section 4.06 is less than the Net Available Cash offered therefor, the Issuers may use any such excess Net Available Cash for general corporate purposes or any other purpose, in each case not prohibited by this Indenture. The Issuers shall not be required to make such an offer to purchase Notes pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer (regardless of the amount of Notes tendered in such offer).

(c)                                  Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Issuers either in whole or in part (subject to prorating as described in Section 4.06(b) hereof in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of Boise Cascade and the Restricted Subsidiaries which the Issuers in good faith believe will enable such Holders to make an informed decision and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3).

(1)                                 Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Issuers shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b) hereof. On such date, the Issuers shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if an Issuer is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuers. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Issuers to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(2)                                 Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or an Issuer receives not later than one

Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(3)                                 At the time the Issuers deliver Notes to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d)                                 The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.06 by virtue of their compliance with such securities laws or regulations.

SECTION 4.07.           LIMITATION ON AFFILIATE TRANSACTIONS.

(a)                                 Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Boise Cascade (an “Affiliate Transaction”) unless:

(1)                                 the terms of the Affiliate Transaction are no less favorable to Boise Cascade or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person that is not an Affiliate; and

(2)                                 if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors of Boise Cascade (and, if any, a majority of the directors of Boise Cascade who are disinterested with respect to such Affiliate Transaction), have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors.

(b)                                 The provisions of Section 4.07(a) hereof shall not prohibit:

(1)                                 any Permitted Investment or Restricted Payment, in each case permitted to be made pursuant to Section 4.04 hereof;

(2)                                 any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or compensation arrangements, stock options and stock ownership plans approved by the Board of Directors of Boise Cascade;

(3)                                 the payment of reasonable fees to directors of Boise Cascade and its Restricted Subsidiaries or any direct or indirect parent of Boise Cascade who are not employees of Boise Cascade or its Restricted Subsidiaries and reasonable payments for indemnification to directors and officers of Boise Cascade and its Restricted Subsidiaries or any direct or indirect parent of Boise Cascade;

(4)                                 any transaction with Boise Cascade, a Restricted Subsidiary or joint venture or similar entity that would constitute an Affiliate Transaction solely because Boise Cascade or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(5)                                 the issuance or sale of any Capital Stock (other than Disqualified Stock) of Boise Cascade or any contribution to the capital of Boise Cascade;

(6)                                 any agreement as in effect on the Issue Date and described in the Offering Memorandum under the heading “Certain Relationships and Related Party Transactions” or any renewals or extensions of any such agreement (so long as such renewals or extensions are not, taken as a whole, materially less favorable to the Holders as determined by the Board of Directors of Boise Cascade in its reasonable good faith judgment) and the transactions contemplated thereby;

(7)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party;

(8)                                 any transaction effected as part of a Qualified Receivables Transaction;

(9)                                 so long as no Default or Event of Default has occurred and is continuing, the payment of customary annual fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; provided that such fees shall not, in the aggregate, exceed $2.0 million (plus out-of-pocket expenses) in any twelve-month period commencing after the Issue Date;

(10)                          so long as no Default or Event of Default has occurred and is continuing, the payment of customary transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates made pursuant to financial advisory, financing or underwriting agreements or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case, which payments are (a) reasonably related to the services performed and (b) approved by a majority of the members of the Board of Directors of Boise Cascade not affiliated with Madison Dearborn Partners, LLC acting in good faith;

(11)                          any Affiliate Transaction in which Boise Cascade receives a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Boise Cascade and its Restricted Subsidiaries or is not less favorable to Boise Cascade and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person that was not an Affiliate;

(12)                          investments by an Affiliate in securities of Boise Cascade or any of its Subsidiaries so long as (a) the investment is being offered generally to other investors on the same or more favorable terms and (b) the investments by all Affiliates in the aggregate constitute less than 5.0% of the proposed issue amount of such securities;

(13)                          transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business that are no less favorable to Boise Cascade or such Restricted Subsidiary than those that could be obtained at the time of the transaction in arm’s-length dealings with a Person that is not an Affiliate;

(14)                          any contributions to the common equity capital of Boise Cascade;

(15)                          Permitted Payments to Parent; and

(16)                          transactions between Boise Cascade or any of its Restricted Subsidiaries and any Person, the sole affiliation with Boise Cascade or any of its Restricted Subsidiaries of which is that a director of such Person is also a director of Boise Cascade or any direct or indirect parent of Boise Cascade; provided, however, that such director abstains from voting as a director of Boise Cascade or such direct or indirect parent of Boise Cascade on any matter involving such other Person.

For purposes of this Section 4.07, so long as Boise Holdings is a Guarantor, any reference to the Board of Directors of Boise Cascade shall be deemed to refer to the Board of Directors of Boise Holdings and not to the Board of Directors of Boise Cascade (other than with respect to the approval on behalf of Boise Cascade of transactions between Boise Holdings and Boise Cascade).

SECTION 4.08.           LIMITATION ON LINE OF BUSINESS.  Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business.

SECTION 4.09.           CHANGE OF CONTROL.

(a)                                 Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b) hereof. In the event that at the time of such Change of Control the terms of the Credit Agreement restrict or prohibit the purchase of Notes following such

Change of Control, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Issuers shall (1) repay in full all such Indebtedness or (2) obtain the requisite consents under the agreements governing such Indebtedness to permit the repurchase of the Notes as provided in Section 4.09(b) hereof.  If the Issuers cannot repay such Indebtedness or obtain such consents, the Issuers will remain prohibited from purchasing the Notes under this Section 4.09.

(b)                                 Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)                                 that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)                                 the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)                                 the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)                                 the instructions, as determined by the Issuers, consistent with this Section 4.09, that a Holder must follow in order to have its Notes purchased.

(c)                                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee receives or the Issuers receive, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased.

(d)                                 On the purchase date, all Notes purchased by the Issuers under this Section 4.09 shall be delivered by the Issuers to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)                                  Notwithstanding the foregoing provisions of this Section, the Issuers shall not be required to make a Change of Control Offer the Notes following a Change of Control if (1) a third party makes the Change of Control Offer with respect to the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (2) a notice of redemption of all of the Notes has been given pursuant to this Indenture in accordance with paragraph 5 of the Notes, unless and until there has been a default in payment of the applicable redemption price, or

(3) Boise Cascade’s obligations under this Indenture are defeased or discharged pursuant to Article 8 on or promptly following a Change of Control.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                                   The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue of their compliance with such securities laws or regulations.

SECTION 4.10.           LIMITATION ON LIENS.  Prior to the Covenant Termination Date, Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of their respective properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.11.           LIMITATION ON SALE/LEASEBACK TRANSACTIONS.  Boise Cascade shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)                                 Boise Cascade or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 hereof and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.10 hereof;

(2)                                 the consideration received by Boise Cascade or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction is at least equal to the fair market value (as determined by the Board of Directors of Boise Cascade if such fair market value exceeds $10.0 million, or an Officer of Boise Cascade, as the case may be, if such fair market value is equal to or less than $10.0 million) of such property; and

(3)                                 the Net Available Cash from such transaction is applied in compliance with Section 4.06 hereof.

SECTION 4.12.           FUTURE GUARANTORS.  At any time that any Indebtedness under any Credit Agreement is outstanding, Boise Cascade shall cause each of its Restricted Subsidiaries (other than Boise Finance) that Incurs (including by Guarantee) any Indebtedness under any Credit Agreement, in each case, within five Business Days of such Incurrence, to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. At any time that no Indebtedness under any Credit Agreement is outstanding, Boise Cascade shall cause each of its domestic Restricted Subsidiaries (other than Boise Finance, for so long as Boise Finance is an Issuer), that Incurs (including by Guarantee) any Indebtedness in a principal amount outstanding in excess of $25.0 million (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (3), (7), (8), (9), (11), (12), (13), (15) or (18) hereof), and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness in a principal amount outstanding in excess of $25.0 million (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary), in each case, within five Business Days of such Incurrence, to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. Notwithstanding the foregoing, this Section 4.12 shall not apply to any Receivables Subsidiary.

SECTION 4.13.           LIMITATION ON THE CONDUCT OF BUSINESS OF BOISE FINANCE.  Boise Finance shall not hold any material assets, become liable for any material obligations or engage in any significant business activities other than in connection with serving as an Issuer with respect to the Notes.

Boise Cascade shall not sell or otherwise dispose of any shares of Capital Stock of Boise Finance and shall not permit Boise Finance, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock. In the event that Boise Cascade reorganizes as a corporation in connection with an initial public offering of its Capital Stock or otherwise, Boise Cascade shall be able to merge or otherwise liquidate Boise Finance with or into itself or another Subsidiary Guarantor, at which time Boise Finance shall cease to be an Issuer of the Notes.

SECTION 4.14.           COMPLIANCE CERTIFICATE.  The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.  To the extent applicable, the Issuers also shall comply with TIA Section 314(a)(4).

SECTION 4.15.           FURTHER INSTRUMENTS AND ACTS.  Upon the reasonable request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.16.           COVENANT TERMINATION.  If at any time:

(a)                                 the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of Boise Cascade, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Boise Cascade as a replacement agency); and

(b)                                 no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day (the “Covenant Termination Date”), Boise Cascade and its Restricted Subsidiaries shall no longer be subject to the following provisions of this Indenture:

(1)                                 Section 4.03;

(2)                                 Section 4.04;

(3)                                 Section 4.05;

(4)                                 Section 4.06;

(5)                                 Section 4.07;

(6)                                 Section 4.11;

(7)                                 Section 4.12;

(8)                                 Section 4.13; and

(9)                                 Section 5.01(a)(3).

SECTION 4.17.           INVESTMENT GRADE COVENANTS.  On and following the Covenant Termination Date, the covenant set forth in Section 4.10 hereof shall be replaced with the one set forth in this Section 4.17.  Accordingly, on and after the Covenant Termination Date, Boise Cascade shall not, nor shall Boise Cascade permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or upon any shares of capital stock or Indebtedness of any Significant Subsidiary (whether such Principal Property, shares or Indebtedness is now existing or owed or is hereafter created or acquired), without in any such case effectively providing that all of the Notes issued under this Indenture are secured equally and ratably. Notwithstanding the restrictions in the preceding sentence, Boise Cascade and the Restricted Subsidiaries shall be permitted to incur:

(1)                                 Indebtedness secured by Liens existing on the date this Section 4.17 becomes effective;

(2)                                 Indebtedness secured by Liens in an amount equal to the greater of: (i) the amount of Indebtedness permitted under Section 4.03(b)(1) hereof (assuming for purposes of this calculation that such covenant was still in effect); or (ii) an amount equal to 3.50 times EBITDA for the most recent four consecutive fiscal quarters ended for which internal financial statements are available, giving effect to the Calculation Adjustments;

(3)                                 Indebtedness secured by Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(4)                                 Indebtedness secured by Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5)                                 Indebtedness secured by Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(6)                                 Indebtedness secured by Liens incurred with respect to any environmental remediation program;

(7)                                 Indebtedness securing Liens that would have been permitted under clauses (12), (13), (14) or (19) of the definition of Permitted Liens in Section 1.01 hereof;

(8)                                 Indebtedness secured by Liens in connection with the Refinancing of Indebtedness referred to in any of clauses (1) through (7) above; and

(9)                                 Indebtedness secured by Liens securing Purchase Money Indebtedness Incurred pursuant to Section 4.03(b)(14) hereof; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached (assuming for purposes of this calculation that such covenant was still in effect).

Article 5

SUCCESSOR COMPANY

SECTION 5.01.           MERGER OR TRANSFER OF ASSETS.

(a)                                 Neither of the Issuers shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of the assets of Boise Cascade and the Restricted Subsidiaries determined on a Consolidated Basis, to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Boise Cascade or Boise Finance, as applicable) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Boise Cascade or Boise Finance, as applicable, under the Guarantees or the Notes, as applicable, and this Indenture;

(2)                                 immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)                                 immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) hereof or (B) the Consolidated Coverage Ratio for the Successor Company would be equal to or greater than the Consolidated Coverage Ratio immediately prior to such transaction; and

(4)                                 the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

provided, however, that clause (3) shall not be applicable to (A) Boise Cascade or any Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Boise Cascade or a Wholly Owned Subsidiary (so long as no Capital Stock of Boise Cascade or such Wholly Owned Subsidiary is distributed to any Person) or (B) Boise Finance or Boise Cascade merging with an Affiliate of Boise Cascade solely for the purpose and with the sole effect of reincorporating Boise Finance or Boise Cascade in another jurisdiction or converting Boise Cascade into a corporation.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Boise Cascade, which properties and assets, if held by Boise Cascade instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Boise Cascade and the Restricted Subsidiaries determined on a Consolidated Basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Boise Cascade and the Restricted Subsidiaries.

The Successor Company shall be the successor to Boise Cascade or Boise Finance, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, such Person under this Indenture, and the predecessor Person, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

(b)                                 Boise Cascade shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)                                 the Subsidiary Guarantor (A) has been disposed of in its entirety to another Person (other than to Boise Cascade or an Affiliate of Boise Cascade), whether through a merger, consolidation or sale of Capital Stock or assets or (B) as a result of the disposition of all or a portion of its Capital Stock, has ceased to be a Subsidiary of Boise Cascade, in both cases, if in connection therewith the Issuers provide an Officers’ Certificate to the Trustee to the effect that Boise Cascade shall comply with its obligations under Section 4.06 hereof in respect of such disposition; or

(2)                                 the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, (B) such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Guarantees; (C) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (D) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, comply with this Indenture;

provided, however, that this Section 5.01 shall not be applicable to any Guarantor consolidating with, merging into or transferring all or part of its properties and assets to any Issuer or Guarantor.

Article 6

DEFAULTS AND REMEDIES

SECTION 6.01.           EVENTS OF DEFAULT.  An “Event of Default” occurs if:

(1)                                 the Issuers default in the payment of interest on the Notes when due, and such default continues for 30 days;

(2)                                 the Issuers default in the payment of the principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)                                 Boise Cascade or Boise Finance fails to comply with its obligations under Section 5.01;

(4)                                 Boise Cascade or Boise Finance fails to comply for 30 days after the notice specified below with any of its obligations under Section 4.09 hereof (other than a failure to purchase the Notes);

(5)                                 the Issuers fail or any Guarantor fails to comply for 60 days after the notice specified below with its other agreements with respect to the Notes contained in this Indenture;

(6)                                 Indebtedness of an Issuer, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million;

(7)                                 an Issuer or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case;

(B)                               consents to the entry of an order for relief against it in an involuntary case;

(C)                               consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)                               makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against an Issuer or any Significant Subsidiary, in an involuntary case;

(B)                               appoints a Custodian of an Issuer, any Significant Subsidiary or for any substantial part of its property; or

(C)                               orders the winding up or liquidation of an Issuer or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9)                                 any judgment or decree for the payment of money in excess of $25.0 million is entered against an Issuer, a Guarantor or any Significant Subsidiary, and remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or stayed; or

(10)                          any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) and (5) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6), (9) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers are taking or propose to take with respect thereto.

SECTION 6.02.           ACCELERATION.

(a)                                 If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) hereof with respect to an Issuer) occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) hereof with respect to an Issuer occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal of, premium, if any, and interest on the Notes that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)                                 In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(6) hereof (excluding any resulting payment default under this Indenture or the Notes), the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(6) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03.           OTHER REMEDIES.  If an Event of Default occurs and is continuing and has not otherwise been waived in accordance with Section 6.04 or 9.02, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.           WAIVER OF PAST DEFAULTS.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes, (ii) a Default arising from the failure to redeem or purchase any Notes when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. When a Default is waived it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.           CONTROL BY MAJORITY.  The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Article 6, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.           LIMITATION ON SUITS.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2)                                 the Holders of at least 25% in principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)                                 Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner or its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.

SECTION 6.07.           RIGHTS OF HOLDERS TO RECEIVE PAYMENT.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.           COLLECTION SUIT BY TRUSTEE.  If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 hereof.

SECTION 6.09.           TRUSTEE MAY FILE PROOFS OF CLAIM.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 hereof.

SECTION 6.10.           PRIORITIES.  If the Trustee collects any money or property with respect the Notes pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:             to the Trustee for amounts due under Section 7.07 hereof;

SECOND:        to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:            to the Issuers.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.           UNDERTAKING FOR COSTS.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

SECTION 6.12.           WAIVER OF STAY OR EXTENSION LAWS.  The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

TRUSTEE

SECTION 7.01.           DUTIES OF TRUSTEE.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.           RIGHTS OF TRUSTEE.

(a)                                 The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.           INDIVIDUAL RIGHTS OF TRUSTEE.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.04.           TRUSTEE’S DISCLAIMER.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum or other disclosure material prepared or distributed with respect to the issuance of the Notes. The Issuers shall not be deemed agents of the Trustee, Registrar or Paying Agent for any purpose, and the Trustee, Registrar and Paying Agent shall not be responsible for the compliance of any of them with their respective duties hereunder in connection with the transactions contemplated herein.

SECTION 7.05.           NOTICE OF DEFAULTS.  If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Noteholders.

SECTION 7.06.           REPORTS BY TRUSTEE TO HOLDERS.  As promptly as practicable after each November 1 beginning November 1, 2012, and in any event prior to December 31 in each such year, the Trustee shall mail to each Noteholder a brief report dated as of November 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.           COMPENSATION AND INDEMNITY.  The Issuers shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Issuers’ payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) hereof with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.           REPLACEMENT OF TRUSTEE.  The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes, and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.           SUCCESSOR TRUSTEE BY MERGER.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.           ELIGIBILITY; DISQUALIFICATION.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.           PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Article 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.           DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

(a)                                 When (1) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof) for cancellation or (2) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of the notice of redemption pursuant to Article 3 hereof, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07 hereof), and if in either case the Issuers pay all other sums payable hereunder by the Issuers with respect to the Notes, then this Indenture shall, subject to Section 8.01(c) hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

(b)                                 Subject to Sections 8.01(c) and 8.02 hereof, the Issuers at any time may terminate (1) all their obligations under the Notes and this Indenture (“legal defeasance option”) or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.17 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of an Issuer to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guarantee of the Notes.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c)                                  Notwithstanding clauses (a) and (b) above, the Issuers’ obligations with respect to the Notes in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 hereof and in this

Article 8 shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02.           CONDITIONS TO DEFEASANCE.  The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(1)                                 the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Notes to maturity or redemption, as the case may be;

(2)                                 the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(3)                                 the Issuers deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers or any Guarantor or with the intent of defeating hindering, delaying or defrauding creditors of the Issuers or any Guarantor or others;

(4)                                 the deposit does not constitute a default under any other agreement binding on the Issuers;

(5)                                 the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)                                 in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(7)                                 in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(8)                                 the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03.           APPLICATION OF TRUST MONEY.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04.           REPAYMENT TO ISSUERS.  The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.05.           INDEMNITY FOR GOVERNMENT OBLIGATIONS.  The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.           REINSTATEMENT.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture with respect to the Notes, each Guarantee of the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

AMENDMENTS

SECTION 9.01.           WITHOUT CONSENT OF HOLDERS.  The Issuers, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder of Notes:

(1)                                 to cure any ambiguity, omission, defect or inconsistency (including conforming this Indenture to the description contained in the Offering Memorandum under the heading “Description of Notes”);

(2)                                 to provide for the assumption by a successor corporation of the obligations of an Issuer or any Guarantor under this Indenture to comply with Article 5;

(3)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)                                 to add Guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes;

(5)                                 to add to the covenants of the Issuers or a Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuers or a Guarantor;

(6)                                 to make any change that does not adversely affect the rights of any Holder of the Notes;

(7)                                 to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA; or

(8)                                 to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

After an amendment under this Section becomes effective, the Issuers shall mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.           WITH CONSENT OF HOLDERS.  The Issuers, the Guarantors and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions of the Notes may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not:

(1)                                 reduce the amount of such Notes whose Holders must consent to an amendment;

(2)                                 reduce the rate of or extend the time for payment of interest on any such Note;

(3)                                 reduce the principal of or change the Stated Maturity of any such Note;

(4)                                 change the provisions applicable to the redemption of any such Note as described under Article 3 hereof, paragraph 5 of such Note or Section 4.09 hereof;

(5)                                 make any such Note payable in money other than that stated in the Note;

(6)                                 impair the right of any Holder of such Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)                                 make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;

(8)                                 make any change in the ranking or priority of any such Note that would adversely affect the Holders of Notes; or

(9)                                 make any change in, or release other than in accordance with this Indenture, any Guarantee that would adversely affect the Holders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.           COMPLIANCE WITH TRUST INDENTURE ACT.  Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.           REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

(a)                                 A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(b)                                 The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.           NOTATION ON OR EXCHANGE OF NOTES.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06.           TRUSTEE TO SIGN AMENDMENTS.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07.           PAYMENT FOR CONSENT.  Neither Boise Cascade nor any Affiliate of Boise Cascade shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders of Notes and is paid to all Holders of Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

NOTE GUARANTEES

SECTION 10.01.    GUARANTEES.

(a)                                 Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of Notes and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture with respect to the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture with respect to the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06 hereof, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee in respect of the Notes herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(c)                                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06 hereof, the obligations of each Guarantor of Notes hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor in respect of Notes herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(d)                                 Each Guarantor further agrees that its Guarantee in respect of the Notes herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(e)                                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such

Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders of the Notes and the Trustee.

(f)                                   Each Guarantor of Notes agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor of Notes further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g)                                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02.    LIMITATION ON LIABILITY.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.    SUCCESSORS AND ASSIGNS.  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.    NO WAIVER.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.    MODIFICATION.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.    RELEASE OF GUARANTOR.  A Subsidiary Guarantor shall be released automatically from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07 hereof) upon:

(1)                                 the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of Boise Cascade; or

(2)                                 the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Boise Cascade or another Subsidiary of Boise Cascade, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Issuers provide an Officers’ Certificate to the Trustee to the effect that the Issuers shall comply with their obligations under Section 4.06 hereof in respect of such disposition. The Guarantee of a Subsidiary Guarantor also shall be automatically released:

(1)                                 upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(2)                                 at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.12 hereof (other than the Notes and Guarantees thereof); or

(3)                                 if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture or the Issuers exercise their covenant defeasance option or legal defeasance option in accordance with this Indenture.

The Guarantee of Boise Holdings shall be automatically released in the event that (i) any Capital Stock of Boise Cascade is registered under the Exchange Act and listed on a national securities exchange or (ii) the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture or the Issuers’ exercise their covenant defeasance option or legal defeasance option in accordance with this Indenture.

At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07.    CONTRIBUTION.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.08.    EXECUTION AND DELIVERY OF GUARANTEE.  To evidence its Guarantee set forth in Article 10 hereof, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee.  Subject to Section 10.06 hereof, each Guarantor hereby agrees that its Guarantee set forth in Article 10 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

Article 11

MISCELLANEOUS

SECTION 11.01.    TRUST INDENTURE ACT CONTROLS.  If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.    NOTICES.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuers or any Guarantor:

1111 West Jefferson Street
Boise, Idaho 83728
(fax: (208) 384-7189)
Attention: Wayne Rancourt, Chief Financial Officer

with a copy to:

Dennis M. Myers, P.C.
Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654
(fax: (312) 862-2200)

if to the Trustee:

U.S. Bank National Association
170 South Main Street, Suite 200
Salt Lake City, UT 84101
(fax: 801-534-6013)
Attention: Kim R. Galbraith, VP

with a copy to:

U.S. Bank National Association
1420 Fifth Avenue, 7th Floor
Seattle, WA 98101

(fax: 206-344-4630)
Attention: Vivian Yuk, TR

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture. The Issuers, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06.    WHEN NOTES DISREGARDED.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07.    RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR.  The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.    LEGAL HOLIDAYS.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09.    GOVERNING LAW.  This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10.    NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of either Issuer or any Guarantor shall not have any liability for any obligations of the Issuers under the Notes or this Indenture or of such Guarantor under its Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.11.    SUCCESSORS.  All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.12.    MULTIPLE ORIGINALS.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13.    TABLE OF CONTENTS; HEADINGS.  The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BOISE CASCADE, L.L.C.

By:	/s/ Wayne R. Rancourt
Name: Wayne R. Rancourt
Title: Senior Vice President, Chief Financial Officers and Treasurer

BOISE CASCADE FINANCE CORPORATION

By:	/s/ Wayne R. Rancourt
Name: Wayne R. Rancourt
Title: Senior Vice President, Chief Financial Officers and Treasurer

THE GUARANTORS:

BC CHILE INVESTMENT CORPORATION
BOISE CASCADE BUILDING MATERIALS DISTRIBUTION, L.L.C.
BOISE CASCADE HOLDINGS, L.L.C.
BOISE CASCADE WOOD PRODUCTS, L.L.C.
BOISE CASCADE WOOD PRODUCTS HOLDINGS CORP.
STACK ROCK CAPITAL, L.L.C.

By:	/s/ Wayne R. Rancourt
Name: Wayne R. Rancourt
Title: Senior Vice President, Chief Financial Officers and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kelly R. Galbraith
Name: Kelly R. Galbraith
Title: Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL NOTES
AND EXCHANGE NOTES

1.                                      Definitions

1.1                               DEFINITIONS

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means (1) the 6 3/8% Senior Notes due 2020 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Barclays Capital Inc. and Wells Fargo Securities, LLC, and (2) with respect to each issuance of Additional Notes, the Persons purchasing or underwriting such Additional Notes under the related Purchase Agreement.

“Initial Notes” means (1) $250,000,000 aggregate principal amount of the Notes issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated October 17, 2012 among the Issuers, the Guarantors

i

and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers, the guarantors party thereto and the Persons purchasing or underwriting such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreements” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated October 22, 2012 among the Initial Purchasers, the Issuers and the Guarantors and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Guarantors and the initial purchasers of such Additional Notes.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2                               OTHER DEFINITIONS

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.                                      THE NOTES.

2.1                     (a) FORM AND DATING. The Initial Notes will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Notes will be resold initially only to (i)

QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (each, a “Rule 144A Global Note”); Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (each, a “Temporary Regulation S Global Note”), in each case without interest coupons and with the global securities legend and the restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Appendix and the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global Note (a “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or a Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) that the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person that takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form of the “Assignment Form” included in Exhibit 1 to this Appendix) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b)                                 BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 hereof, authenticate and deliver initially one or more Global Notes in respect of Initial Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)                                  DEFINITIVE NOTES.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2                                                  AUTHENTICATION.  The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $250 million of the Notes, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and this Appendix and (3) Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes of the same series, in each case upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3                                                  TRANSFER AND EXCHANGE.

(a)                                 TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Registrar with a request:

(x)                                 to register the transfer of such Definitive Notes; or

(y)                                 to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)                                  if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                               if such Definitive Notes are being transferred to the Issuers, a certification to that effect; or

(C)                               if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) hereof.

(b)                                 RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)                                     certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person that initially purchased such Note in reliance on Regulation S to a buyer that elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A

v

Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase,

then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of the Issuers, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)                                  TRANSFER AND EXCHANGE OF GLOBAL NOTES.

(i)                                     The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)                               Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)                              In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 hereof, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d)                                 RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL NOTES. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Issuers, (2) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to which notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e)                                  LEGEND.

(i)                                     Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITY EVIDENCED HEREBY (OR ANY INTEREST OR PARTICIPATION THEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR

THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), ANY PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986 (“CODE”) OR ANY OTHER RETIREMENT ACCOUNT OR ARRANGEMENT SUBJECT TO ANY

SUBSTANTIALLY SIMILAR APPLICABLE STATE, LOCAL OR OTHER LAW (“SIMILAR LAWS”) OR (II) THE ACQUISITION AND HOLDING OF THIS NOTE BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAWS.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)                               After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv)                              Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v)                                 Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note acquired pursuant to Regulation S, all requirements that such

Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(f)                                   CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)                                  NO OBLIGATION OF THE TRUSTEE.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4                               DEFINITIVE NOTES.

(a)                                 A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note and the Depositary fails to appoint a

x

successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under the Indenture.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c)                                  Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)                                 In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITY EVIDENCED HEREBY (OR ANY INTEREST OR PARTICIPATION THEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY

AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (“ERISA”), ANY PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986 (“CODE”) OR ANY OTHER RETIREMENT ACCOUNT OR ARRANGEMENT SUBJECT TO ANY SUBSTANTIALLY SIMILAR APPLICABLE STATE, LOCAL OR OTHER LAW (“SIMILAR LAWS”) OR (II) THE ACQUISITION AND HOLDING OF THIS NOTE BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAWS.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY

DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF CASES (A) THROUGH (E) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON THAT THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON THAT IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN

INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP No.

[ISIN                 ]

No.	$

BOISE CASCADE, L.L.C.

BOISE CASCADE FINANCE CORPORATION

6 3/8% Senior Note due 2020

Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation, promise to pay to [-], or registered assigns, the principal sum of [-] Dollars, or such other sum as shall be set forth in the Schedule of Increases or Decreases in the Global Note attached hereto, on November 1, 2020.

Interest Payment Dates: May 1 and November 1, beginning on May 1, 2013.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

BOISE CASCADE, L.L.C.

By:
Name:
Title:

By:
Name:
Title:

BOISE CASCADE FINANCE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By:
Name:
Title:

Dated:

[FORM OF REVERSE SIDE OF INITIAL NOTE]

6 3/8% Senior Note due 2020

1.                                      INTEREST

Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the “Issuers”), promise to pay interest on the principal amount of this Note at a rate per annum, equal to 6.375%.

The Issuers will pay interest semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 22, 2012.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In addition, if a Registration Default (as defined in the Registration Rights Agreement in respect of the Notes) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs, up to a maximum additional interest rate of 1.0%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2.                                      METHOD OF PAYMENT

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons that are registered holders of Notes at the close of business on the April 15 or October 15 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                      PAYING AGENT AND REGISTRAR

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any

Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      INDENTURE

The Issuers issued the Notes under an Indenture dated as of October 22, 2012 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of Boise Cascade and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; incur liens; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.                                      OPTIONAL REDEMPTION

(a)                                 On and after November 1, 2015, the Issuers shall be entitled at their option at any time and from time to time to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2015	104.781%
2016	103.188%
2017	101.594%
2018 and thereafter	100.000%

(b)                                 Prior to November 1, 2015, the Issuers shall be entitled at their option on one or more occasions to redeem the Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that:

(1)                                 at least 65% of such aggregate principal amount of the Notes (including Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption; and

(2)                                 each such redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)                                  Prior to November 1, 2015, the Issuers shall be entitled on one or more occasions to redeem all or a portion of the Notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(1)                                 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); plus

(2)                                 the applicable Make-Whole Amount, if any.

(d)                                 If a Change of Control occurs at any time prior to May 1, 2014, the Issuers may, at their option, redeem all, but not less than all, of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 109% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Issuers elect to exercise this redemption right, the Issuers must do so by mailing a redemption notice to each Holder at its registered address with a copy to the Trustee within 60 days following the Change of Control (or, at the Issuers’ option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control. If the Change of Control does not occur, the Issuers will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes in the same manner in which the notice of redemption was given. If the Issuers exercise the Change of Control redemption right, Boise Cascade will not be required to make the Change of Control Offer described in paragraph 7 of the Notes unless or until there is a default in payment of the redemption price.

6.                                      NOTICE OF REDEMPTION

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.                                      PUT PROVISIONS

Upon a Change of Control, any Holder of Notes will have the right to cause the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.                                      GUARANTEE

The payment by the Issuers of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture; provided that the Guarantee of Boise Holdings shall be automatically released in the event that (i) any Capital Stock of Boise Cascade is registered under the Exchange Act and listed on a national securities exchange or (ii) the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture or the Issuers exercise their covenant defeasance option or legal defeasance option in accordance with the Indenture.

9.                                      DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.                               PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                               UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.                               AMENDMENT, WAIVER

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guarantees, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or a Guarantor, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Notes, or to make amendments to provisions of the Indenture relating to the form and legending of the Notes.

13.                               DEFAULTS AND REMEDIES

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Notes when required; (c) failure by the Issuers or any Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of an Issuer, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to an Issuer or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms thereof) or any Guarantor denies or disaffirms its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.                               TRUSTEE DEALINGS WITH THE ISSUERS

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15.                               NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Issuers, the Guarantors or the Trustee shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.                               AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.                               ABBREVIATIONS

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.                               CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                               HOLDERS’ COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

20.                               GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture.  Requests may be made to:

1111 West Jefferson Street, Suite 300, Boise, Idaho 83728, (fax: (208) 384-7189); Attention: Chief Financial Officer.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint [-] agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1)(ii) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐                                    to the Issuers; or

(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by

Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by
an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[-]

Date:	Your Signature:
(Sign exactly as your name appears on the
other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF FACE OF SENIOR EXCHANGE NOTE]*

CUSIP No.

No.	$

BOISE CASCADE, L.L.C.

BOISE CASCADE FINANCE CORPORATION

6 3/8% Senior Note due 2020

Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation, promise to pay to [-], or registered assigns, the principal sum of [-] Dollars, or such other sum as shall be set forth in the Schedule of Increases or Decreases in the Global Note attached hereto, on November 1, 2020.

Interest Payment Dates: May 1 and November 1, beginning on May 1, 2013.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

* [If the Security is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE.”]

BOISE CASCADE, L.L.C.

By:
Name:
Title:

By:
Name:
Title:

BOISE CASCADE FINANCE CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By:
Name:
Title:

Dated:

[FORM OF REVERSE SIDE OF SENIOR EXCHANGE NOTE]

6 3/8% Senior Note due 2020

1.                                      INTEREST

Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the “Issuers”), promise to pay interest on the principal amount of this Note at a rate per annum, equal to 6.375%.

The Issuers will pay interest semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 22, 2012.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months. [IN ADDITION, IF A REGISTRATION DEFAULT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT IN RESPECT OF THE NOTES) HAS OCCURRED, ADDITIONAL INTEREST WILL ACCRUE ON THIS NOTE AT A RATE OF 0.25% PER ANNUM (INCREASING BY AN ADDITIONAL 0.25% PER ANNUM AFTER EACH CONSECUTIVE 90-DAY PERIOD THAT OCCURRED AFTER THE DATE ON WHICH SUCH REGISTRATION DEFAULT OCCURRED, UP TO A MAXIMUM ADDITIONAL INTEREST RATE OF 1.0%) FROM AND INCLUDING THE DATE ON WHICH ANY SUCH REGISTRATION DEFAULT OCCURRED TO BUT EXCLUDING THE DATE ON WHICH ALL REGISTRATION DEFAULTS WERE CURED.] * The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2.                                      METHOD OF PAYMENT

The Issuers will pay interest on the Notes (except defaulted interest) to the Persons that are registered holders of Notes at the close of business on the April 15 or October 15 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

* Insert if at the date of issuance of the Exchange Note any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

3.                                      PAYING AGENT AND REGISTRAR

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                      INDENTURE

The Issuers issued the Notes under an Indenture dated as of October 22, 2012 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of Boise Cascade and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; incur liens; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.                                      OPTIONAL REDEMPTION

(e)                                  On and after November 1, 2015, the Issuers shall be entitled at their option at any time and from time to time to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2015	104.781%
2016	103.188%
2017	101.594%
2018 and thereafter	100.000%

(f)                                   Prior to November 1, 2015, the Issuers shall be entitled at their option on one or more occasions to redeem the Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that:

(1)                                 at least 65% of such aggregate principal amount of the Notes (including Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption; and

(2)                                 each such redemption occurs within 90 days of the date of the closing of such Equity Offering.

(g)                                  Prior to November 1, 2015, the Issuers shall be entitled on one or more occasions to redeem all or a portion of the Notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(1)                                 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); plus

(2)                                 the applicable Make-Whole Amount, if any.

(h)                                 If a Change of Control occurs at any time prior to May 1, 2014, the Issuers may, at their option, redeem all, but not less than all, of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 109% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Issuers elect to exercise this redemption right, the Issuers must do so by mailing a redemption notice to each Holder at its registered address with a copy to the Trustee within 60 days following the Change of Control (or, at the Issuers’ option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control. If the Change of Control does not occur, the Issuers will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes in the same manner in which the notice of redemption was given. If the Issuers exercise the Change of Control redemption right, Boise Cascade will not be required to make the Change of Control Offer described in paragraph 7 of the Notes unless or until there is a default in payment of the redemption price.

6.                                      NOTICE OF REDEMPTION

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.                                      PUT PROVISIONS

Upon a Change of Control, any Holder of Notes will have the right to cause the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.                                      GUARANTEE

The payment by the Issuers of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture; provided that the Guarantee of Boise Holdings shall be automatically released in the event that (i) any Capital Stock of Boise Cascade is registered under the Exchange Act and listed on a national securities exchange or (ii) the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture or the Issuers exercise their covenant defeasance option or legal defeasance option in accordance with the Indenture.

9.                                      DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.                               PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                               UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.                               AMENDMENT, WAIVER

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guarantees, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or a Guarantor, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Notes, or to make amendments to provisions of the Indenture relating to the form and legending of the Notes.

13.                               DEFAULTS AND REMEDIES

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Notes when required; (c) failure by the Issuers or any Guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of an Issuer, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to an Issuer or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms thereof) or any Guarantor denies or disaffirms its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.                               TRUSTEE DEALINGS WITH THE ISSUERS

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15.                               NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Issuers, the Guarantors or the Trustee shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.                               AUTHENTICATION

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.                               ABBREVIATIONS

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.                               CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.                               HOLDERS’ COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

20.                               GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

1111 West Jefferson Street, Suite 300, Boise, Idaho 83728, (fax: (208) 384-7189); Attention: Chief Financial Officer.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint [-] agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, check the box:   ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[-]

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of October 22, 2012 (the “Indenture”) by and among Boise Cascade, L.L.C., Boise Cascade Finance Corporation, the guarantors named on the signature pages thereof, and U.S. Bank National Association, as trustee (the “Trustee”), (a) prompt payment of the principal of, premium, if any, and accrued and unpaid interest and defaulted interest, if any, on the Notes (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt payment of interest on overdue principal, premium, if any, and interest and defaulted interest, if any, on the Notes (pursuant to Section 2.11 of the Indenture), if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes) when due, and all other obligations of the Issuers to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

THE GUARANTORS LISTED ON
SCHEDULE I ATTACHED HERETO

By:
Name:
Title:

SCHEDULE I

GUARANTORS

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